Exhibit 10.2

Execution Copy

[FORM OF SENIOR SECURED PROMISSORY NOTE]

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE BORROWERS), IN A FORM REASONABLY ACCEPTABLE TO THE BORROWERS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO THE TERMS HEREOF.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), JEFF BUSCH, A REPRESENTATIVE OF THE BORROWERS HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). JEFF BUSCH MAY BE REACHED AT TELEPHONE NUMBER (650) 870-1200.

ADITXT, INC.

Ignite Proteomics LLC

35% ORIGINAL ISSUE DISCOUNT SENIOR SECURED PROMISSORY NOTE

Original Principal Amount: $[   ]

Original Issue Discount: $[   ]

Note No. [__]

Issuance Date: _____ __, 2026

FOR VALUE RECEIVED, ADITXT, INC., a Delaware corporation (the “ADTX Borrower”), Ignite Proteomics LLC, a Delaware limited liability company (the “Ignite Borrower”, and together with the ADTX Borrower, the “Borrowers”), hereby, jointly and severally, promise to pay [_________], or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (the “Principal”), when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof). The Issuance Date is the date of the first issuance of this Promissory Note (the “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note was issued with an Original Issue Discount of $[ ]. This Note is being issued pursuant to obligations of the Borrowers under that certain Note Purchase Agreement dated on the Issuance Date by and among the Holder, the Borrowers and the other investors party thereto (the “Note Purchase Agreement”). This Note is one of a series of 35% original issued discount senior secured notes issued on or about the Issuance Date (collectively, the “Notes”), each in the form of this Note with principal amounts as set forth in the applicable Note Purchase Agreement. All Notes are issued on a pari passu basis. Any capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Note Purchase Agreement. This Note and the Borrowers’ obligations hereunder are secured pursuant to (i) the Security and Pledge Agreement dated as of the date hereof (as the same may from time to time be amended, modified or supplemented, the “Security Agreement”) made by the Ignite Borrower granting an interest in all of its assets in favor of the Holder, (ii) the Pledge and Security Agreement dated as of the date hereof (as the same may from time to time be amended, modified or supplemented, the “Pledge Agreement”) made by the ADTX Borrower granting an interest in the Pledged Equity (as defined in the Note Purchase Agreement) in favor of the Holder, (iii) the guaranty or guaranties executed by each Subsidiary of the Ignite Borrower, if any, in favor of the Holder (the “Guaranty” or “Guaranties”) and (iv) the Intellectual Property Security Agreement (as defined in the Pledge Agreement), if any. The Borrowers will at all times in good faith carry out all of the provisions of this Note, the Security Documents, the Guaranties, and take all action as may be required to protect the rights of the Holder hereunder and thereunder. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Note Purchase Agreement.

ARTICLE I
GENERAL TERMS

1.1 Maturity Date. On the Maturity Date, the Borrowers shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be November 30, 2026.

1.2 Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at a rate of 6% per annum, and shall adjust to 12% only upon an Event of Default for so long as such Event of Default remains uncured (“Interest Rate”). Interest shall accrue on the outstanding principal amount of this Note from and including the Issuance Date through but excluding the Maturity Date and shall compound monthly to the extent not previously paid; and, such payment in Interest shall be made by the Borrowers in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Borrowers.

1.3 Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

1.4 Prepayment. The Borrowers may prepay at any time and from time to time, in whole or in part, the outstanding Principal balance and the then accrued interest.

1.5 Mandatory Repayment from Proceeds. Upon any Borrower or any Subsidiary raising or obtaining any funds through a Financing (defined below) (other than an Eligible VRT Transaction governed by Section 5.10 below), the Borrowers shall prepay the applicable percentage of the outstanding principal and accrued interest on this Note within three (3) Business Days of the closing of such Financing in accordance with the following schedule: (i) 25% of the then outstanding Principal and Interest shall be repaid for Financings of at least $5,000,000 in gross proceeds, (ii) 50% of the then outstanding Principal and Interest shall be repaid for Financings of at least $10,000,000 in gross proceeds, and (iii) 100% of the then outstanding Principal and Interest shall be repaid for Financings of at least $20,000,000 in gross proceeds, in each case, excluding any securities issued in a Financing in exchange for all or any portion of this Note. For the purposes of this clause, multiple Financings that collectively meet the specified financing thresholds shall be deemed as one financing event. For the avoidance of doubt, once a threshold has been met, it shall be paid within the three (3) Business Day requirement.

ARTICLE II
CERTAIN COVENANTS

2.1 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, none of the Borrowers shall enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the 1933 Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the 1933 Act (a “3(a)(10) Transaction”) without the consent of the Lead Buyer, which consent shall not be unreasonably withheld, delayed or conditioned. In the event that either of the Borrowers does enter into, or makes any issuance of Common Stock or equivalent equity securities related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this Note is outstanding other than a transaction involving securities held by the Lead Buyer or a transaction that the Lead Buyer has otherwise consented to, a liquidated damages charge of 25% of the outstanding principal balance of this Note, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note. Notwithstanding anything to the contrary in this Note or any other Transaction Document, nothing herein shall prohibit or restrict any individual holder of outstanding securities of any Borrower, including the Lead Buyer, from converting or exchanging any such outstanding securities in a transaction that qualifies for the exemption provided by Section 3(a)(9) of the 1933 Act.

2.2 Preservation of Existence, etc. Each Borrower shall maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of their Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except as would not have a Material Adverse Effect.

2.3 Non-circumvention. The Borrowers hereby covenant and agree that the Borrowers will not, by amendment of their respective Organizational Documents, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.4 Existence of Liens. The Borrowers shall not, and the Borrowers shall cause each of their respective Subsidiaries to not, directly or indirectly, allow or suffer to exist any Liens on the Collateral (as defined in the Security Agreement) and Pledged Collateral (as defined in the Pledge Agreement).

2.5 Restriction on Transfer of Assets. The Borrowers shall not, and the Borrowers shall cause each of their respective Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any of the Ignite Assets or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions.

2.6 New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the applicable Borrower shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents and Guaranties as requested by the Collateral Agent or the Required Holders, as applicable. Such Borrower shall also deliver to the Collateral Agent an opinion of counsel to such New Subsidiary that is reasonably satisfactory to the Collateral Agent and the Required Holders covering such legal matters with respect to such New Subsidiary becoming a guarantor of the Borrowers’ obligations, executing and delivering the Security Document and the Guaranties and any other matters that the Collateral Agent or the Required Holders may reasonably request. Such Borrower shall deliver, or cause the applicable Subsidiary to deliver to the Collateral Agent, each of the physical share certificates of such New Subsidiary, along with undated share powers for each such certificates, executed in blank (or, if any such common stock or equivalent equity securities are uncertificated, confirmation and evidence reasonably satisfactory to the Collateral Agent and the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable).

2.7 Change in Collateral and Pledged Collateral; Collateral Records. The Borrowers shall (i) give the Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral and/or Pledged Collateral, other than to locations set forth in the Perfection Certificate (as defined in the Note Purchase Agreement) hereto and with respect to which the Collateral Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of (a) the Collateral or the Lien granted thereon and/or (b) the Pledged Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Holder and holders of the Other Notes from time to time, solely for the Collateral Agent’s convenience in maintaining a record of Collateral and Pledged Collateral, such written statements and schedules as the Collateral Agent or any Holder may reasonably require, designating, identifying or describing the Collateral and Pledged Collateral.

ARTICLE III
EVENTS OF DEFAULT

3.1 An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any Borrowers’ failure to pay to the Holder any amount of (x) Principal or Interest within five Business Days of when and as due under this Note or (y) other amounts owing under this Note within five (5) Business Days of when due;

(b) the commencement by or against any of the Borrowers or any Subsidiary of the Borrowers of any case or proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the Borrowers or any Subsidiary of the Borrowers any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or any of the Borrowers or any Subsidiary of the Borrowers is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the Borrowers or any Subsidiary of the Borrowers suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or any of the Borrowers or any Subsidiary of the Borrowers makes a general assignment of all or substantially all of its assets for the benefit of creditors; or any of the Borrowers or any Subsidiary of the Borrowers shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the Borrowers or any Subsidiary of the Borrowers shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any of the Borrowers or any Subsidiary of the Borrowers shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by any of the Borrowers or any Subsidiary of the Borrowers for the purpose of effecting any of the foregoing;

(c) other than for obligations disclosed on Schedule 3.1(c) hereto, any of the Borrowers or any Subsidiary of the Borrowers shall default beyond applicable grace and cure periods in any of its obligations under any other debenture or any, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of any of the Borrowers or any Subsidiary of the Borrowers in an amount exceeding $250,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable;

(d) the ADTX Borrower’s Common Stock shall cease to be quoted or listed for trading, as applicable, on any Principal Market as a result of failure to comply with the listing standards thereof or a voluntary delisting for a period of five (5) consecutive Business Days (other than during the six (6) month period following the announcement of the entry into the Business Combination Agreement);

(e) the ADTX Borrower’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under the Exchange Act;

(f) any representation or warranty made by any of the Borrowers in the Note Purchase Agreement or made or deemed to be made by any of the Borrowers in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made and such incorrect representation or warranty causes a material adverse effect.

(g) any material provision of any Transaction Document (including, without limitation, the Security Documents and the Guaranties), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any of the Borrowers or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or any Borrower denies in writing that it has any or further liability or obligation under any Transaction Document (including, without limitation, the Security Documents and the Guaranties), or purports in writing to revoke, terminate (other than in line with the relevant termination provisions) or rescind any Transaction Document (including, without limitation, the Security Documents and the Guaranties);

(h) any of the Borrowers use the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(i) any Event of Default (as defined in any Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes, or any breach of any material term of any other debenture, note, or instrument held by the Holder in any of the Borrowers or any agreement between or among any of the Borrowers and the Holder resulting in a right by the Holder to accelerate the maturity of such indebtedness in an amount in excess of $250,000;

(j) any of the Borrowers shall fail to observe or perform any material covenant (including but not limited to Sections 4(a) and 5(a) of the Note Purchase Agreement), agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note (except as may be covered by Article III), the Note Purchase Agreement, the Security Documents, the Guaranty and/or the Intellection Property Security Agreement, in each case, which is not cured or remedied within the time prescribed therein;

(k) any Security Document shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien (as defined in the Note Purchase Agreement) on the Collateral (as defined in the Security Documents) and in the Pledged Collateral (as defined in the Pledge Agreement) in favor of the Collateral Agent (as defined in the Note Purchase Agreement) or any material provision of any Security Document shall at any time for any reason cease to be valid and binding on or enforceable against any of the Borrowers or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any of the Borrowers or any governmental authority having jurisdiction over any of the Borrowers, seeking to establish the invalidity or unenforceability thereof; or

(l) any material damage to, or loss, theft or destruction of, any Collateral and/or Pledged Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Borrowers or any Subsidiary, if any such event or circumstance could have a Material Adverse Effect.

3.2 During the time that any portion of this Note is outstanding, if any Event of Default has occurred and is continuing, the Borrowers shall be obligated to pay to the Holder the Mandatory Default Amount, which such Mandatory Default Amount (together with Principal, accrued Interest and all other amounts due under this Note) shall be immediately due and payable in cash. The Holder need not provide and the Borrowers hereby waive any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and/or this Note, the Security Agreement, the Guaranty and/or the Intellectual Property Security Agreement. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. For the purposes hereof, an Event of Default relating to default in payment is “continuing” if it has not been waived, and an Event of Default relating to circumstances other than a default in payment is “continuing” if it has not been remedied or waived.

ARTICLE IV
REISSUANCE OF THIS NOTE.

4.1 Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Borrowers, whereupon the Borrowers will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 4.4), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 4.4) to the Holder representing the outstanding Principal not being transferred.

4.2 Lost, Stolen or Mutilated Note. Upon receipt by the Borrowers of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Borrowers in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrowers shall execute and deliver to the Holder a new Note (in accordance with Section 4.4) representing the outstanding Principal.

4.3 Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office(s) of the Borrowers, for a new Note or Notes (in accordance with Section 4.4) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

4.4 Issuance of New Notes. Whenever the Borrowers are required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

ARTICLE V
Miscellaneous

5.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given or delivered hereunder shall be given or delivered in accordance with Section 6(e) of that certain Note Purchase Agreement, dated as of the date hereof, by and between the parties hereto.

5.2 Payment Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Borrowers, which are absolute and unconditional, to pay the Principal of, Interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct joint and several secured obligation of the Borrowers. As long as this Note is outstanding, the Borrowers shall not and shall cause its Subsidiaries not to, without the consent of the Holder, amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

5.3 Rollover Rights. Notwithstanding anything to the contrary herein, the Holder shall have the right, but not the obligation, to roll all or any portion of this Note into any securities issued by the Borrowers in any future financing, offering, investment, or other fund raising transactions (a “Future Transaction”) undertaken by the Borrowers or its Affiliates, on terms and conditions to be mutually agreed by the Borrowers and the Holder. The Borrowers shall provide the Holder with written notice of any proposed Future Transaction at least three (3) Business Days prior to the consummation thereof, and the Holder may elect, in its sole discretion, to participate in such Future Transaction by delivering written notice to the Borrowers within two (2) Business Days of receipt of such notice. For the avoidance of doubt, the Holder’s right to roll the Notes into a Future Transaction is exercisable at the Holder’s sole discretion and shall not obligate the Holder to participate in any such Future Transaction. The rights set forth in this Section 5.3 shall apply based on each holder of a Note’s applicable Pro Rata Portion if such Future Transaction constitutes less than the aggregate principal amount of all Notes.

5.4 Governing Law, Jurisdiction, Venue. The governing law, jurisdiction, venue, and service of process provisions applicable to this Note shall be as set forth in Section 9(a) of the Note Purchase Agreement, mutatis mutandis, which provisions are incorporated herein by reference.

5.5 Waiver of Jury Trial. THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

5.6 Reimbursement of Fees. If any of the Borrowers fails to strictly comply with the terms of this Note, then the Borrowers shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses, reasonably incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

5.7 Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. All usury matters shall be governed by Section 5.8.

5.8 Usury. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Borrowers covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Borrowers from paying all or any portion of the Principal of or Interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Borrowers (to the extent it may lawfully do so) hereby expressly waive all benefits or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.9 Amendments and Waivers. No amendment, modification, waiver or consent with respect to any provision of this Note shall be effective without the prior written consent of the Borrowers and the Required Holders (as defined in the Note Purchase Agreement); provided, however, that no such amendment, modification, waiver or consent shall, without the written consent of the Holder of each Note affected thereby: (a) reduce or forgive the principal amount of, or extend the Maturity Date of, or reduce the rate or extend the time of payment of Interest on, this Note; (b) amend, modify or waive any provision of Section 1.4 (Prepayment) or Section 1.5 (Mandatory Repayment from Proceeds) in a manner that would reduce the prepayment premium or mandatory repayment obligations; (c) amend, modify or waive any Event of Default set forth in Article III or the consequences thereof set forth in Section 3.2, including the Mandatory Default Amount; (d) amend, modify or waive any provision that would alter the pro rata treatment of the Holders or the pari passu nature of the Notes; (e) amend, modify or waive Section 5.3 (Rollover Rights) in a manner adverse to any Holder; (f) amend, modify or waive this Section 5.10 (VRT Mandatory Redemption); or (g) consent to the assignment or transfer by any of the Borrowers of any of its rights and obligations under this Note. Any amendment, modification, waiver or consent effected in accordance with this Section 5.10 shall be binding upon each current and future Holder of this Note.

5.10 VRT Mandatory Redemption. At any time on or after the Issuance Date, if any of the Borrowers sell any Common Stock or equivalent equity security pursuant to any equity line of credit or at-the-market offering with any Person (including, with limitation, pursuant to any Common Stock purchase agreement, by and between any of the Borrowers and the Holder (or any of its affiliates) (each, a “VRT”) (and each date any Borrower sells any shares of Common Stock or equivalent equity security pursuant to any such VRT, each a “VRT Trigger Date”, and each such sale, an “Eligible VRT Transaction”), by no later than 9:00 AM, New York City time on the first (1st) Business Day of the immediately subsequent calendar week after any such VRT Trigger Date (each, a “VRT Mandatory Redemption Notice Date”)), the Borrowers shall deliver written notice to the Holder (each, a “VRT Mandatory Redemption Notice”) specifying (i) the aggregate gross proceeds (less any reasonable and documented legal fees and expenses) of all Eligible VRT Transactions in the prior calendar week (each, a “VRT Proceeds Amount”), (ii) 50% of such VRT Proceeds Amount (each, a “VRT Mandatory Redemption Amount”), (iii) the applicable VRT Mandatory Redemption Date (as defined below) and (iv) the aggregate portion of this Note subject to such VRT Mandatory Redemption (as defined below) and the VRT Mandatory Redemption Price with respect thereto (including reasonable calculations with respect thereto). Unless waived in writing by the Holder, on the first (1st) Business Day after such applicable VRT Mandatory Redemption Notice Date (each, a “VRT Mandatory Redemption Date”), the Borrowers shall redeem in cash (each, a “VRT Mandatory Redemption”) a portion of this Note equal to the lesser of (x) the Outstanding Amount of this Note and (y) the Holder’s Holder Pro Rata Amount of the VRT Mandatory Redemption Amount (reflecting at a redemption price calculated based upon $1.10 per each $1.00 of Outstanding Amount of this Note subject to such VRT Mandatory Redemption) (such applicable aggregate redemption price, each, a “VRT Mandatory Redemption Price”), without the requirement for any notice or demand or other action by the Holder or any other Person.

5.11. Security. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement, the other Security Documents and the Guaranties).

5.12 Rights Upon Fundamental Transaction or Corporate Event.

(a) Assumption. The Borrowers shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Borrowers under this Note and the other Transaction Documents in accordance with the provisions of this Section 5.12 pursuant to written agreements in form and substance satisfactory to the Holder and approved in writing by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar ranking and security to the Notes, and satisfactory to the Holder. Upon the occurrence of any Fundamental Transaction, if required by the Holder, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Borrowers” shall refer instead to the Successor Entity, mutatis mutandis), and may exercise every right and power of the Borrowers and shall assume all of the obligations of the Borrowers under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Borrowers herein. Notwithstanding the foregoing, the Holder may elect, at its sole option, by delivery of written notice to the Borrowers to waive this Section 5.12 to permit the Fundamental Transaction without the assumption of this Note. The provisions of this Section 5.12 shall apply similarly and equally to successive Fundamental Transactions.

(b) Redemption Right.

(i) At any time from and after the consummation of any Fundamental Transaction or Corporate Event, the Holder shall have the right, in its sole discretion, to require that such applicable Borrower undergoing such Fundamental Transaction or Corporate Event redeem (each a “Redemption”) all, or any portion, of the amount outstanding under this Note by delivering written notice thereof (each, a “Redemption Notice”) to the Borrowers.

(ii) Each Redemption Notice shall indicate that the Holder is electing to have redeemed by the applicable Borrower all, or such applicable portion, as set forth in the applicable Redemption Notice, of the outstanding amount of this Note (the “Redemption Amount”) and the date of such Redemption (the “Redemption Date”), which date shall be the fifth (5th) Business Day after the date of the applicable Redemption Notice (or such other date as the applicable Borrower and the Holder shall mutually agree in writing). The portion of this Note subject to Redemption pursuant to this Section 5.12 shall be redeemed by such Borrower for consideration equal to 150% of the Redemption Amount (the “Redemption Price”) to be satisfied in cash. In the event of any Borrower’s Redemption of any portion of this Note under this Section 5.12, the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5.12 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(iii) In the event of a Redemption of less than all of the amount outstanding under this Note, the Borrowers shall promptly cause to be issued and delivered to the Holder a new Note representing the outstanding Principal which has not been redeemed. In the event that the applicable Borrower does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until such Borrower pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of Redemption, to require such Borrower to promptly return to the Holder all or any portion of this Note representing the Redemption Amount submitted for Redemption and for which the applicable Redemption Price has not been paid. Upon such Borrower’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Redemption Amount, (y) such Borrower shall immediately return this Note, or the Borrowers shall issue a new Note (in accordance with Article IV) to the Holder.

(iv) Upon the applicable Borrower’s receipt of notice from any of the holders of the Other Notes for Redemption (each, an “Other Redemption Notice”), such Borrower shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If such Borrower receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to such Borrower’s receipt of the Holder’s Redemption Notice and ending on and including the date which is two (2) Business Days after such Borrower’s receipt of the Holder’s Redemption Notice and the Borrower is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then such Borrower shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by such Borrower during such seven (7) Business Day period.

ARTICLE VI
CERTAIN DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

6.1 “Commission” means the Securities and Exchange Commission.

6.2 “Corporate Event” means (A) that the applicable Borrower shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire in any transaction or series or related transactions, all or substantially all of the properties or assets of such Borrower or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X), including, the Pledged Equity, or (B) directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction. For the avoidance of doubt, the consummation of the Business Combination (as defined in the Note Purchase Agreement) shall be a Corporate Event.

6.3 “Current Subsidiary” means any Person in which any Borrower on the date of the Note Purchase Agreement, directly or indirectly, (i) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

6.4 “Equity Securities” means, with respect to any Person, any and all shares of capital stock, membership interests, partnership interests, units, profits interests or other equity interests of such Person, whether voting or non-voting, and any other securities or instruments convertible into, exchangeable or exercisable for, or carrying any right to subscribe for or acquire, any of the foregoing (including any options, warrants, calls, rights, appreciation rights or similar instruments or arrangements relating thereto).

6.5 “Exchange Act” means the Securities Exchange Act of 1934.

6.6 “Financings” means any and all transactions or series of related transactions pursuant to which any of the Borrowers or any of its Subsidiaries receives, or becomes entitled to receive, cash proceeds (or cash equivalents) from any Person, in each case outside the ordinary course of business consistent with past practice, including, without limitation: (a) the incurrence of any indebtedness for borrowed money (whether secured, unsecured, senior, subordinated, guaranteed or otherwise), the issuance of any notes, bonds, debentures or similar debt securities, any merchant cash advance or similar cash-flow–based financing arrangement (notwithstanding this constituting an Event of Default under this Note), and any refinancings, renewals or extensions thereof; (b) the issuance or sale of any Equity Securities or any securities convertible into or exercisable or exchangeable for Equity Securities (including any preferred equity, convertible debt, warrants, options, SAFEs or similar instruments); any “at-the-market” or continuous equity offering program and any committed or standby equity line of credit or similar equity-draw facility;  (c) any sale-leaseback transaction, receivables or inventory financing, factoring, securitization, royalty, revenue-sharing or similar structured or off-balance sheet financing arrangement; and (d) any government loans, forgivable loans, grants, tax credit monetizations over $260,000 or similar funding programs that are not part of the applicable Borrower’s ordinary course operations, in each case other than (i) trade payables and other current liabilities incurred in the ordinary course of business, (ii) ordinary course equipment leases, purchase money arrangements and credit card, overdraft or similar cash management facilities entered into primarily for transactional convenience and not as a capital-raising transaction, and (iii) transactions expressly contemplated by, and described as ordinary course in, such Borrower’s annual operating budget or business plan approved by the board or directors (or equivalent governing body).

6.7 “Fundamental Transaction” means (A) that the applicable Borrower shall, directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not such Borrower is the surviving corporation) another Person, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Borrower or any of its “significant subsidiaries” to one or more Persons, (iii) make, or allow one or more Persons to make, or allow such Borrower to be subject to or have its Common Stock or other equity securities be subject to or party to one or more Persons making, a purchase, tender or exchange offer that is accepted by the holders of more than either (x) 50% of the outstanding shares of Common Stock or other equity securities, (y) 50% of the outstanding shares of Common Stock or other equity securities calculated as if any shares of Common Stock or other equity securities held by all Persons making or party to, or affiliated with any Persons making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock or other equity securities such that all Persons making or party to, or affiliated with any Person making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of more than 50% of the outstanding shares of Common Stock or other equity securities, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby all such Persons, individually or in the aggregate, acquire in any transaction or series or related transactions, either (x) more than 50% of the outstanding shares of Common Stock or other equity securities, (y) more than 50% of the outstanding shares of Common Stock or other equity securities calculated as if any shares of Common Stock or other equity securities held by all the Persons making or party to, or affiliated with any Person making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock or other equity securities such that the Persons become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of more than 50% of the outstanding shares of Common Stock or other equity securities, or (v) reorganize, recapitalize or reclassify its Common Stock or other equity securities, (B) that such Borrower shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any Person individually or the Persons in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock or other equity securities, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or other equity securities, (y) more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock or other equity securities not held by all such Persons as of the date of this Note calculated as if any shares of Common Stock or other equity securities held by all such Persons were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of such Borrower sufficient to allow such Persons to effect a statutory short form merger or other transaction requiring other stockholders of such Borrower to surrender their shares of Common Stock or other equity securities without approval of the stockholders of such Borrower, or (C) directly or indirectly, including through Subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

6.8 “Mandatory Default Amount” means an amount equal to 120% of the outstanding Principal Amount of this Note on the date on which the first Event of Default has occurred hereunder.

6.9 “Material Adverse Effect” means any material adverse effect on (i) the enforceability of this Note, (ii) the results of operations, assets, business or financial condition of any of the Borrowers and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on any of the Borrowers and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which any of the Borrowers and its Subsidiaries operate that does not have a disproportionate effect on any of the Borrowers and its Subsidiaries, taken as a whole, (C) any change arising in connection with pandemics, earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) any action taken, or omitted to be taken, by the Holder, its affiliates or its or their respective successors and assigns with respect to the transactions contemplated by this Note, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the any of Borrowers and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Note or the consummation of the transactions contemplated by this Note, or (iii) any Borrower’s ability to perform in any material respect on a timely basis its obligations under this Note to be performed as of the date of determination.

6.10 “New Subsidiary” means, as of any date of determination, any Person in which any Borrower after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries”.

6.11 “Other Notes” means the other promissory notes issued concurrently with this Note pursuant to the Note Purchase Agreement, and any other promissory notes issued by the Borrowers to the Holder or its Affiliates.

6.12 “Outstanding Amount” means the sum of (A) the portion of the Principal to be redeemed or otherwise with respect to which this determination is being made, and (B) accrued and unpaid Interest with respect to such Principal.

6.13 “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

6.14 “Periodic Reports” means all reports, schedules, forms, statements and other documents required to be filed by the ADTX Borrower under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including, without limitation, any Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and any Current Reports on Form 8-K.

6.15 “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

6.16 “Pro Rata Portion” means, with respect to a Holder, the ratio of (a) the outstanding principal amount of Notes held by such Holder to (b) the aggregate outstanding principal amount of all Notes then outstanding.

6.17 “Subscription Date” means the date of the Note Purchase Agreement.

6.18 “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

6.19 “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or Corporate Event or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction or Corporate Event shall have been entered into.

6.20 “Transaction Document” means, each of this Note, any Other Notes and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing, including without limitation the Note Purchase Agreement, the Security Documents, the Guaranty and/or the Intellectual Property Security Agreement.

** Signature Pages Follows **

IN WITNESS WHEREOF, the Borrowers have caused this Promissory Note to be duly executed as of the Issuance Date.

ADITXT, INC

By:
Name:	Jeffrey M. Busch
Title:	Interim Chief Executive Officer

IGNITE PROTEOMICS LLC

By:
Name:	Jeffrey M. Busch
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the Holder has caused this Promissory Note to be duly executed as of the Issuance Date.

HOLDER:

[HOLDER]

By:
Name:
Title: